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                                                                   Exhibit 10(f)

                                                                  EXECUTION COPY


                  RETENTION AND DEFERRED COMPENSATION AGREEMENT


      THIS RETENTION AND DEFERRED COMPENSATION AGREEMENT ("Agreement"), dated February 28, 2000 and effective as of October 1, 1999 (the "Effective Date"), by and between Fleet Boston Corporation, a corporation organized under the laws of Rhode Island (the "Company") and John L. Mastromarino (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company has determined that appropriate steps should be taken to encourage the Executive to remain employed by the Company by providing for certain benefits;

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree to the following:

      1. DEFINITIONS. The following terms shall have the meanings ascribed to them below.

            (a) "Cause," for termination of the Executive's employment by the Company, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Executive) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in gross misconduct which is demonstrably and materially injurious to the Company or any of its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in


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the best interest of the Company. A termination of the Executive's employment for Cause shall not be effective for purposes of this Agreement unless there is delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Company's Board of Directors ("Board") at a meeting of the Board that was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

            (b) "Change in Control" shall mean

                  (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, of 25% or more of the Outstanding Company Common Stock shall not constitute a Change of Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition of the Outstanding Company Common Stock, shall not constitute a Change of Control; or

                  (ii) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption


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      of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
      Act); or

                  (iii) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries).

                  (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      Anything in this Agreement to the contrary notwithstanding, if an event that would, but for this paragraph, constitute a Change of Control results from or arises out of a purchase or other acquisition of the Company, directly or indirectly, by a corporation or other entity in which the Executive has a greater than ten percent (10%) direct or indirect equity interest, such event shall not constitute a Change of Control.

            (c) "Date of Termination," with respect to termination of employment by reason of death, shall mean the date of death, and with respect to any other termination of employment, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen
(15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given). "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon, shall (if applicable) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and shall specify the date on which the termination of employment shall be effective.


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            (d) "Good Reason" shall mean (i) a meaningful alteration, adverse to the Executive, in the nature or status of the Executive's position (including duties and reporting responsibilities) from the position offered to the Executive by Fleet Financial Group, Inc. (a predecessor of the Company) in an offer letter (the "Offer Letter") dated May 7, 1999, and thereafter accepted by the Executive; (ii) a reduction in the Executive's annual base salary set forth in the Offer Letter; or (iii) requiring the Executive to be based anywhere other than the Boston Metropolitan Area except for required travel to an extent substantially consistent with the Executive's present business travel obligations. Notwithstanding the foregoing, a termination by the Executive for Good Reason shall not be effective unless (x) the Executive has delivered to the Company a notice of termination for Good Reason; and (y) the Company has not cured such event or circumstance within 10 business days of its receipt of such notice of termination.

      2. RETENTION PAYMENT.

            (a) The Executive shall be entitled to receive on the Distribution Date (as defined in Section 3) an amount equal to $2,320,000 (the "Retention Payment") if any of the following events shall occur:

                  (i) the Executive's employment with the Company continues through the second anniversary of the Effective Date of this Agreement (the "Retention Date"), or

                  (ii) the Executive's employment with the Company is terminated prior to the Retention Date by the Company without Cause, or

                  (iii) the Executive's employment with the Company is terminated prior to the Retention Date by the Executive for Good Reason, or

                  (iv) the Executive's employment with the Company is terminated prior to the Retention Date by reason of death or disability; or

                  (v) a Change in Control occurs prior to the Retention Date.

If the Executive's employment is terminated prior to the Retention Date (i) by the Company for Cause or (ii) by the Executive other than for Good Reason, the Executive shall not be entitled to any portion of the Retention Payment.


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            (b) The Retention Payment shall accrue interest at an annual rate equal to the "prime rate," as in effect from time to time, compounded daily, during the period (the "Interest Term") commencing on the Effective Date of this Agreement and ending on the Distribution Date, as defined in Section 3 (subject to the limitation that the average interest rate used in each full or partial calendar year during the Interest Term shall in no event exceed 10%). If the Executive's employment is terminated prior to the Retention Date (i) by the Company for Cause or (ii) by the Executive other than for Good Reason, the Executive shall not be entitled to any portion of such accrued interest.

      3. DISTRIBUTION OF RETENTION PAYMENT.

            (a) No portion of the Retention Payment may be distributed to the Executive during the period that the Executive is employed by the Company. If the Executive becomes entitled to the Retention Payment pursuant to Section 2(a), the Executive may elect to have the Retention Payment distributed in any of the following forms: (i) in a cash lump sum no later than the fifth business day following the Date of Termination; or (ii) in periodic instalments for a period of 5, 10 or 15 years following the Date of Termination; PROVIDED, HOWEVER, if the Executive is less than 55 years old when the Executive becomes entitled to distribution of the Retention Payments, only the lump sum payment option described in (i) above shall be available to the Executive. The term "Distribution Date," with respect to a lump-sum payment or one in a series of periodic payments, shall mean the date on which such payment is made.

            (b) The Executive may designate a beneficiary who will be entitled to any portion of the Retention Payment to which the Executive is entitled in the event of his death. The beneficiary may be designated or changed by the Executive (without the consent of any prior beneficiary) on a form provided by the Company and delivered to the Company before his death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Executive, the Retention Payment, if not previously paid, shall be paid to the Executive's estate.

            (c) On the Effective Date of this Agreement, the Executive shall make an initial written election as to the form and time of the distribution of the Retention Payment, in the space provided on the signature page of this Agreement. At any time after the initial election, the Executive may change his election by delivering to the Company written notice of such change; PROVIDED, HOWEVER, that no


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such subsequent election shall be effective unless such notice is delivered to the Company at least 12 months prior to the Executive's (i) reasonably anticipated retirement from the Company or (ii) termination of employment.

      4. ADDITIONAL PAYMENT. It is the intention of the parties hereto that no part of the Retention Payment will be treated as an "excess parachute payment" for purposes of the excise tax (the "Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). If, however, an Excise Tax is imposed upon the Retention Payment or any other payment or deemed payment made to the Executive, then the Company shall make an additional payment to the Executive in accordance with the terms and conditions set forth on Appendix I hereto.

      5. LEGAL FEES. The Company also shall pay to the Executive all legal fees and expenses that may be incurred in good faith by the Executive in seeking to obtain or enforce any benefit or right provided by this Agreement. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

      6. NO EFFECT ON OTHER CONTRACTUAL RIGHTS. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights (or rights which would accrue solely as a result of the passage of time) under any employee benefit plan or employment agreement or other contract, plan or arrangement nor shall any amounts payable hereunder be considered in determining the amount of benefits payable to the Executive under any such plan, agreement or contract.

      7. NONALIENATION OF BENEFITS. The right of the Executive or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Executive or the Executive's beneficiary or estate.

      8. SUCCESSORS; BINDING AGREEMENT.

            (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to


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perform this Agreement in the same manner and to the same extent that the
Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that becomes bound by the terms and provisions of this Agreement, by operation of law or otherwise.

            (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and beneficiaries. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

      9. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address printed on the signature page of this Agreement, and if to the Company, to its headquarters, attention: General Counsel, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      10. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflicts of law principles.


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      11. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      13. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein, and shall be deemed to supersede the agreement entered into between the Executive and BankBoston Corporation, dated June 25, 1998, as amended (the "Severance Agreement"), and any promises, covenants, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.







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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                         FLEET BOSTON CORPORATION



                         /s/ M. ANNE SZOSTAK
                         ---------------------------------------
                         By: M. Anne Szostak
                         Title: Executive Vice President




                         /s/ JOHN L. MASTROMARINO
                         ---------------------------------------
                         Name:   John L. Mastromarino
                         Address: [                           ]



I hereby elect to receive the Retention Payment as follows:

      [x] In one lump-sum payment, within five days following the Date of Termination.

      [ ] In a series of quarterly payments, commencing on the Date of Termination and ending on the ______anniversary thereof (select 5th, 10th or 15th anniversary).



                                        /s/ JOHN L. MASTROMARINO
                                       ---------------------------
                                          John L. Mastromarino


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                                                                      Appendix I

               Procedures for Determination of Additional Payment
               --------------------------------------------------

      (a) Subject to the limitations set forth in paragraph (e) of this Appendix, if the Executive becomes subject to the excise tax (the "Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended(the "Code"), upon "excess parachute payments" (as defined in section 280G of the
Code), the Company shall promptly pay the Executive the amount or amounts (a "Gross-Up Payment") that are necessary to place the Executive in the same after-tax (taking into account federal, state, local income, excise, unemployment and other taxes) financial position that he would have been in if he had not incurred any tax liability under section 4999 of the Code, but only to the extent that the Excise Tax results in a payment to the Internal Revenue Service.

      (b) If the Company has determined that no Gross-Up Payment is necessary, then in no case will the Executive file a tax return which takes a position that any Excise Tax is payable, unless he receives a written opinion from his tax advisor that it is more likely than not that such Excise Tax is due and payable. Upon receipt of such written opinion, the Executive shall communicate such written opinion to the Company not less than 30 days prior to filing the tax return to which the opinion refers. Prior to the due date for the filing of such tax return, the Company shall pay to the Executive the Gross-Up Payment described above.

      (c) Each party will notify the other in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after such party is informed in writing of such a claim and such party shall apprise the other party of the nature of such claim and the date on which such claim is requested to be paid.

      (d) The Company shall bear and pay directly all costs and expenses (including legal fees and additional interest and penalties) incurred in connection with any such claim or proceeding, to the extent related to the Excise Tax, and shall indemnify and hold the Executive harmless, on an after-tax basis, as provided in paragraph (a) of this Appendix, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

      (e) In the event that all "parachute payments," as defined in section 280G of the Code, payable to the Executive (after deduction of the net amount of federal, state and local income and employment taxes and the amount of Excise Tax to which the Executive would be subject in respect of such "parachute payments") does not equal or exceed 110% of the largest amount of "parachute payments" that would result in no portion thereof being subject to the Excise Tax (after deduction of the net amount of federal, state and local income and employment taxes on such reduced payments), then paragraph (a) of this Appendix shall not apply


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and the Retention Payment shall be reduced as necessary to ensure that no portion of the "parachute payments" is subject to the Excise Tax.

      (f) If it is finally determined that the Excise Tax is less than the amount taken into account in calculating the Gross-Up Payment under paragraph
(a) hereof, and/or the Retention Payment is to be reduced or further reduced pursuant to paragraph (e) hereof, then the Executive shall promptly repay to the Company (x) the portion of the Gross-Up Payment attributable to the excess Excise Tax and/or (y) the excess Retention Payment, as applicable, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code, but such repayment plus interest thereon shall be required only to the extent that such repayment results (1) (in the case of any repayment in the Gross-Up Payment) in a reduction in the Excise Tax and (2) (in the case of any repayment in the Gross-Up Payment or the Retention Payment) a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes. If it is finally determined that the Excise Tax exceeds the amount taken into account in calculating the Gross-Up Payment under paragraph (a) hereof and/or the Retention Payment should not have been reduced to the extent that it was, the Company shall promptly make an additional Gross-Up Payment to the Executive and/or pay the Executive any portion of the Retention Payment incorrectly reduced, as appropriate (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion), plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code.






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